[GRAPHIC OMITTED]
152 West 57th Street, 18th Floor
New York,  New York   10019



                             REINSURANCE AGREEMENT

                                    between

        PREFERRED LIFE INSURANCE COMPANY OF NEW YORK New York, New York

                  (hereinafter referred to as "Preferred Life")

                                       and

                         WELLCARE OF CONNECTICUT, INC.

                            North Haven, Connecticut

                      (hereinafter referred to as "Plan")

                            November 1, 1996 RENEWAL

                       REINSURANCE POLICY NUMBER 17055-042



                                                   Tax I.D. #___________________

                                TABLE OF CONTENTS


TITLE                                                  ARTICLE


Reinsurance Coverage

Definitions                                            I

Schedule of Reinsurance                                II

Premium Payment                                        III

Notice of Claims and Reimbursement                     IV

Reports, Records and Audits                            V

Arbitration                                            VI

Insolvency/Cessation of Operations                     VII

Limitations of Reinsurance Coverage                    VIII

Effective Date, Duration and Termination               IX

General Provisions                                     X


Document Execution



Endorsements:

Continuation of Benefits                               1

Out of Area Conversion Provision                       2

                              Reinsurance Coverage

It is hereby agreed that in consideration of the promises, terms, and conditions contained in this Reinsurance Agreement, Plan shall cede to, and Preferred Life shall reinsure, the portion specified herein of the Membership Service Agreements issued by the Plan.

                                    ARTICLE I

                                   Definitions

     A. "Member Services Agreement" shall mean those contractual agreements to provide services to Members of the Plan which are approved by the State of Connecticut and are for those Members for whom Plan has requested reinsurance coverage from Preferred Life. Applicable Membership Service Agreements shall be appended to this Reinsurance Agreement as Exhibit A.

     B. "Service Area" shall mean the Service Area defined in the Member Services Agreement.

     C. "Member" shall mean any person or family dependent enrolled and eligible to receive services under a Member Services Agreement.

     D. "Reasonable and Customary" shall mean expenses generally incurred for cases of comparable nature and severity in the geographical area involved.

     E.   "Contract  Year" shall mean the twelve (12) month  period which begins
          on  the  Effective  Date  of  this  Reinsurance   Agreement,   or  any
          anniversary of the Effective Date.

     F. "Acute Care Services" shall mean those services which are necessary to the care and treatment of an unstable medical condition caused by the onset of a severe illness or injury which places the patient's health in severe jeopardy and requires immediate medical attention. Acute Care Services do not include health care or other services which are for custodial care, or services which assist in or are intended to improve the usual activities of daily living.

     G. "Approved Fixed Procedural Fee Hospital" shall mean a hospital with fixed per diems or fixed case rates which have been reviewed and approved by Preferred Life prior to any service being rendered. This does not include any discounted fee-for-service arrangements, nor does it include per diems or case rates which revert to a discount off actual charges for fee-for-service once an outlier or stoploss threshold has been reached.

     H. "Prior Approved Transplant Reimbursement Schedule" shall mean a reimbursement schedule for a specific transplant procedure that is approved, in writing, by Preferred Life prior to the transplant admission. Instructions for obtaining prior approval are available from Preferred Life upon request.

     I. "Deductible" shall mean the Deductible amount shown in the Schedule of Reinsurance. The Deductible will be applied to any Loss as follows:

          1. If the Loss consists of Eligible Hospital Services incurred during a period of continuous, uninterrupted confinement at one or more facilities, charges from each facility will be applied to the Deductible in an amount equal to the proportion of that facility's Services to total Eligible Hospital Services.

                                   ARTICLE I

                                  (Continued)

          2. If the Loss consists of Eligible Hospital Services incurred during two or more periods of noncontinuous confinement, Services will be applied to the Deductible based on the date incurred beginning with charges incurred earliest in the Contract Year and continuing in incurred date order until the Deductible is satisfied.

     J. "Eligible Hospital Services" shall mean those Acute Care Services for Members who require Acute Care while registered bed patients, which are generally and customarily provided by the Plan's participating hospitals or other specialized institutions within the Service Area of the Plan and which are prescribed, directed, or authorized by or on behalf of the Plan. Eligible Hospital Services shall mean the lesser of:

          1.   The amount of the Plan's negotiated hospital rate; or

          2. The amount of the Reasonable and Customary charges; but in any event, Eligible Hospital Services shall be limited to an average of $2,000 per day of each period of continuous hospital confinement. Operating room charges are excluded from the calculation of the average daily limit. Eligible Hospital Services shall also include Referral Services, and the hospital portion of Emergency Out of Area Services, but shall not include physician or surgeon charges, other professional fees, or charges for take-home items or durable medical devices.

     K. "Referral Services" shall mean those Acute Care Services provided to a Member by a non-participating hospital which, due to the specialized nature of the service or facility required, cannot be provided by the Plan's participating hospitals. Referral Services shall be considered Eligible Hospital Services if such services are specifically authorized by the Plan. Referral Services shall mean the lesser of:

          1.   The amount of the negotiated charges; or

          2. The amount of the Reasonable and Customary charges; but in any event Referral Services, to the extent they are Eligible Hospital Services, shall be limited to an average of $2,000 per day of each period of continuous hospital confinement. Operating room charges are excluded from the calculation of the average daily limit. Referral Services shall not include physician or surgeon charges, other professional fees, or charges for take-home items or durable medical devices.

     L. "Emergency Out of Area Services" shall mean those services provided to a Member by a hospital, physician, or surgeon and which due to an emergency are provided outside the Service Area covered by the Membership Service Agreement. An emergency exists when there is a sudden onset of illness or accidental injury requiring such immediate treatment that the life or health of the Member might be jeopardized if taken to a hospital, physician, or surgeon within the service area covered by the Membership Service Agreement; or when the Member is incapable of making the decision on treatment. Emergency Out of Area Services shall be limited to the lesser of:

          1.   The  amount  of the  negotiated  charges;  or

          2.   The amount of the Reasonable and Customary charges;

                                   ARTICLE I

                                  (Continued)

          but in any event Emergency Out of Area Services, to the extent they are Eligible Hospital Services, shall be limited to an average of $2,000 per day of each period of continuous hospital confinement, not including operating room charges.

     M. "Loss" shall mean only such eligible amounts as are incurred during the Contract Year, or under the previous year's "carry forward" provision, as defined in Article II, D., for treatment and services rendered to a Member while this Reinsurance Agreement is in effect and provided such treatment and services are covered by the Member Services Agreement. The word "Loss" shall not include: Compensation paid to salaried officers or employees of the Plan or any other overhead expenses;

          2. Any amount paid by the Plan for punitive or exemplary damages, or compensatory damages awarded to any Member arising out of the conduct of the Plan in the investigation, trial, or settlement of any claims or failure to pay or delay in payment of benefits under its Member Services Agreement;

          3. Any Statutory penalty imposed upon the Plan on account of any unfair trade practice or any unfair claims practice.

                                   ARTICLE II

                             Schedule of Reinsurance

     A. The Effective Date for this Reinsurance Agreement shall be November 1, 1996.

     B.   The monthly premium for the Reinsurance  Coverage defined in paragraph
          C. below shall be $.70 per Member. This amount shall be guaranteed for a period of 3 years following the effective date of this Reinsurance Agreement, provided, however, that Preferred Life shall have the authority to review and revise rates at the beginning of each contract year.

     C. The Reinsurance Coverage to be provided under this Reinsurance Agreement shall be defined as follows:

          1. For Eligible Hospital Services, the Deductible amount for such Reinsurance Coverage shall be $85,000 of the Loss for each Member for each Contract Year. Once the Deductible has been satisfied, Preferred Life shall indemnify the Plan for:

               a. The excess Loss for Eligible Hospital Services in that Contract Year for any Member who is under one year of age at the start of the Contract Year shall be reimbursed as follows:

                    1) 90% if services are performed in a "per diem", DRG, or approved fixed procedural fee hospital.

                    2)   70% if services are performed in any other hospital.

               b. The excess Loss for Eligible Hospital Services in that Contract Year for any Member who is one year of age or over at the start of the Contract Year shall be reimbursed as follows:

                    1) 90% if services are performed in a "per diem", DRG, or approved fixed procedural fee hospital.

                    2)   80% if services are performed in any other hospital

               c. The excess Loss for Eligible Hospital Services in that Contract Year for expenses related to organ and bone marrow transplant therapy shall be reimbursed as follows:

                    1) 80% if services are performed in a hospital with a Prior Approved Transplant Reimbursement Schedule for that confinement.

                    2)   50% if services are performed in any other hospital.

                    3)   50%  for  organ  and  bone   marrow   Retransplantation
                         Services performed in any hospital. Retransplantation Services shall mean retransplantation of the same organ/bone tissue type performed within one year of the date of the initial transplant procedure.

The acquisition cost of the "live" organ is not included as a benefit in this Reinsurance Agreement for any organ transplant procedure.

                                   ARTICLE II

                                  (Continued)

          d. In the event an excess Loss could be indemnified under more than one of the above subsections, the subsection providing the least indemnity shall apply.

          e. Except for the hospitals listed below, expenses incurred at hospitals having "per diem" arrangements with the Plan shall be reimbursed on the basis of the contracted hospital's actual charges to the Member or Plan, but in an amount which does not exceed the "per diem" rate. For the hospitals listed below, eligible charges shall be limited to the amounts stated.

PER DIEM HOSPITALS                SERVICES                            PER DIEM
                                                                       LIMITS
                                                                      (PER DAY)

St. Vincent's Hospital            Acute Care                          $1,488.00
                                  Phychiatric                           $600.00

St. Joseph's Hospital             Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Stamford Hospital                 Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Charlotte Hungerford Hospital     Medical/Surgical                    $1,275.00
                                  ICU/CCU                             $1,675.00
                                  Maternity - Normal & C/S 1sf day    $1,760.00

                                  Maternity - Normal & C/S each additional

                                  day                                   $640.00

                                  Newborn - Well                        $495.00

                                  Newborn - Sick                        $575.00

                                  Psychiatric                           $670.00

St. Raphael Hospital              Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Yale-New Haven Health

Services Corporation              Medical/Surgical                    $2,200.00
                                  NeoNatology                         $1,950.00

                                  Maternity (Normal) (Total Cost)     $3,200.00

                                  Cesarean Section (Total Cost)       $4,900.00

                                   ARTICLE II

                                  (Continued)


                                  Psychiatric                           $675.00

Greenwich Hospital                Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Sharon Hospital                   Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

St. Francis Physicians
Health Organization               Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Bradley Hospital                  Acute Care                          $1,488.00
                                  Psychiatric                                $6

St. Mary's Hospital               Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Johnson Memorial Hospital         Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

Windham Hospital                  Acute Care                          $1,488.00
                                  Psychiatric                           $600.00

          f. Notwithstanding the above, the lifetime maximum reinsurance indemnity payable under this Reinsurance Agreement for Eligible Hospital Services for each Member shall be $2,000,000.

     D. Loss incurred by the Plan during the last thirty-one (31) days of a Contract Year for which no benefits were payable under this Reinsurance Agreement because such Loss was applied to the Deductible for that Contract Year shall be applied toward the Deductible for the succeeding Contract Year.

     E. The preceding Schedule of Reinsurance is subject to the Limitations as defined in Article VIII.

                                   ARTICLE III

                                 Premium Payment

     A. The amount of premiums to be paid by the Plan to Preferred Life for Reinsurance Coverage under this Reinsurance Agreement is set forth in
          Article II herein.

     B. Premiums shall be payable monthly and shall be based on the number of Members enrolled and eligible to receive Eligible Hospital Services during the month.

     C. Premiums shall be due on the first day of the month for which Reinsurance Coverage is provided and are payable to Preferred Life at its office in New York, New York.

     D. A grace period not to exceed one month shall be granted to the Plan for the payment of every premium due.

     E. If any premium is not paid before the expiration of the grace period, this Reinsurance Agreement may terminate as of the expiration of the period for which premium has been paid. Preferred Life shall give written notification of such termination.

     F. The premium payment by the Plan to Preferred Life shall be accompanied by a statement signed by an authorized Plan official in which the number of enrolled and eligible Members for that month is given.

     G. Preferred Life shall have the right to change the premium at the end of the third Contract Year of this Reinsurance Agreement and at any time thereafter, provided this Reinsurance Agreement has not had the premium changed within the preceding thirty six (36) months and further provided that at least thirty-one (31) days written notice has been given by Preferred Life to the Plan. The Plan must give Preferred Life written notice of any change in coverage within thirty-one (31) days. Upon notice of such change of coverage, Preferred Life may elect to exclude the modification of coverage from Reinsurance Coverage or charge additional premium therefore. Preferred Life shall not be liable for any modification of coverage of the Reinsured Policy in the event that the Plan fails to properly notify Preferred Life. Any change in premium that is solely the result of a change in coverage shall not be considered a change in premium requiring the thirty six
          (36) month period of time before another change in premium can be made.

                                   ARTICLE IV

                       Notice of Claims and Reimbursement

     A. The Plan shall give Preferred Life timely written notice of any claim or potential claim. The Plan shall use its best efforts to give Preferred Life notice of claim or potential claim within thirty-one
          (31) days from the date on which the claim or potential claim is incurred.

     B. Preferred Life shall furnish the Plan with a supply of claim forms to be used in filing a claim.

     C. The Plan shall file completed proof of Loss by sending to Preferred Life the information requested on the claim form, along with copies of the various bills and itemized expenses involved.

     D. In accordance with the terms and conditions of this Reinsurance Agreement, Preferred Life shall make payment to the Plan within thirty
          (30) days of Preferred Life's receipt of complete written proof of such Loss, subject to E. below.

     E. Preferred Life shall not be liable with regard to any Loss for which it has not received written notice within the twelve (12) months after the end of the Contract Year in which the Loss was incurred, except in the case of insolvency, as defined in Article VII.

                                    ARTICLE V

                           Reports, Records and Audits

     A. The Plan shall submit a monthly report to Preferred Life listing the names and amounts for those Members who have received Eligible Hospital Services during the Contract Year which exceed seventy-five
          (75) percent of the per Member Deductible as set forth in Article II.

     B. The Plan shall report to Preferred Life any changes of a material nature in its Membership Service Agreements. Such report shall be sent to Preferred Life at least thirty-one (31) days before the Effective Date of the change so that Preferred Life may evaluate the need for any changes in this Reinsurance Agreement.

     C. The Plan shall report to Preferred Life any investigation or request for information of a material nature by a State Insurance Department regarding the conduct of the Plan. Such report must be provided in writing by the Plan to Preferred Life within thirty-one (31) days following the date the Plan receives notice, written or otherwise, of such investigation or request from the State Insurance Department.

     D. The Plan shall keep a record of the monthly enrollment of Members covered by its Membership Service Agreements and the Eligible Hospital Services received by each Member while covered under this Reinsurance Agreement. Such record shall be kept during the time this Reinsurance Agreement is in effect and for a one (1) year period after its termination date.

     E. The Plan's books and records, to the extent permitted by law, shall be made available to Preferred Life for inspection and audit at any time during normal business hours during the time this Reinsurance
          Agreement is in effect and for a one (1) year period after its termination date. Preferred Life shall give reasonable notice prior to the date of such audit.

     F. All information disclosed to Preferred Life by the Plan or to the Plan by Preferred Life, either in thecourse of conducting negotiations or as the result of complying with the terms and conditions of this Reinsurance Agreement, shall be considered to be privileged and confidential information by both the Plan and Preferred Life.

     G. The submission of this Reinsurance Agreement to any Department of Insurance or any State or Federal agency shall not be considered a violation of F above.

                                   ARTICLE VI

                                   Arbitration

     A. In the event of any dispute or difference of opinion arising out of this Agreement which cannot be amicably resolved by the Plan and Preferred Life, the Plan and Preferred Life agree that such dispute or difference of opinion shall be submitted to and settled by arbitration.

     B. Except as otherwise provided herein, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA" and the "AAA's Rules") which shall be in effect on the date of delivery of demand for arbitration. In the event that the AAA's Rules conflict with any provisions of this Article, this Article shall govern.

     C. The party that determines that a dispute should be resolved by arbitration (the "Initiating Party") shall give written notice to the other party (the "Responding Party") of its desire to compel arbitration, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought.

     D. The arbitration tribunal shall consist of three arbitrators who must be disinterested parties, unaffiliated with the Plan or Preferred Life. The Plan shall appoint one arbitrator, and Preferred Life shall appoint one arbitrator. The third arbitrator shall be appointed by the previous two (2) arbitrators. If the two previous arbitrators cannot agree on a third arbitrator, then the third arbitrator shall be appointed by AAA.

     E. If either party refuses or neglects to appoint an arbitrator within sixty (60) days after receipt of written notice from the other party requesting it to do so, the requesting party shall instruct AAA to appoint a neutral second arbitrator. The two appointed arbitrators can then appoint the third.

     F. For the purposes of arbitration, this Reinsurance Agreement shall be considered an honorable engagement rather than a mere legal obligation, and the arbitrators are not bound by judicial formalities or strict rule of law in interpreting this Reinsurance Agreement.

     G. The decision of a majority of the arbitrators shall be final and binding on both the Plan and Preferred Life subject to the parties' rights to appeal an arbitrator's decision under New York law.

     H. The expense of arbitration shall be divided between the Plan and Preferred Life based on a decision made by the arbitrators.

     I. Any such arbitration shall take place in Connecticut, unless some other location is mutually agreed upon.

     J. The laws of Connecticut shall govern the arbitration process in the event they conflict with A through I above.

                                   ARTICLE VII

                       Insolvency/Cessation of Operations

     A. In the event that Preferred Life should become insolvent, this Reinsurance Agreement shall automatically terminate on the date of Preferred Life's insolvency.

     B. In the event that the Plan shall become insolvent, this Reinsurance Agreement shall automatically terminate on the date of the Plan's insolvency.

     C.   For   purposes  of  this   Reinsurance   Agreement,   "insolvent"   or
          "insolvency" shall mean that both of the following conditions occur:

          1.   A  final   determination   is  made  by  a  court  of   competent
               jurisdiction that the Plan or Preferred Life is insolvent; and

          2.   All operations of the Plan or Preferred  Life cease.

          The date of insolvency shall be determined as the date which the court declares the Plan or Preferred Life insolvent or the date on which the Plan or Preferred Life has ceased operations, whichever date is later in time.

          Operations of the Plan will not be considered ceased so long as the Plan is under control of a Receiver (which, as used herein, includes a court or state appointed supervisor, receiver, or rehabilitator) until the date the Receiver stops paying for future services, publicly declares its intention to not make payment for future services, and orders Plan providers to stop rendering services on behalf of the Plan other than those services for the remaining term for which providers have previously been paid.

     D. This change to the style sheet made 4/21/95 - Rec'd letter from the State with requested language. jvh. In the event of the Insolvency of the Plan, benefits owed by Preferred Life shall be payable directly to the Plan, or to its liquidator, receiver, conservator or statutory successor without diminution because of the Insolvency of the Plan or because the liquidator, receiver, conservator or statutory successor has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Plan shall give Preferred Life written notice of the pendency of each claim or Loss which may involve the Reinsurance afforded by this Agreement within a reasonable time after such claim or Loss is filed in the conservation or liquidation preceding or in the receivership. Preferred Life shall have the right to investigate each such claim or Loss and interpose, at its own expense, in the preceding where the claim or Loss is to be adjudicated, any defense or defenses that it may deem available to the Plan or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by Preferred Life shall be chargeable, subject to court approval, against the Plan or its successor as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Plan solely as a result of the defense undertaken by Preferred Life. In the event of that this Agreement terminates due to the Insolvency of the Plan and premiums are due to Preferred Life, then in this event, Preferred Life may offset premiums due against claims owed to the Plan or to its liquidator, receiver, conservator or statutory successor.

     E. Notice of the Plan's or Preferred Life's date of insolvency or date of cessation of operations shall be communicated to the other party at the earliest possible point in time.

                                  ARTICLE VIII

                       Limitations of Reinsurance Coverage

     A. Preferred Life's reimbursement of claims to the Plan shall not exceed, in any event, the limits of coverage stated in Article II.

     B. The Plan is solely responsible for providing all services to its Members, for compensation of all liability to its Members, and for payment of all expenses to its Members.

     C. Preferred Life shall have no responsibility or obligation to provide any services or payment to any Member of the Plan, directly or indirectly.

     D. To the extent the Plan receives or will receive any payment or receives a reduction in its liability by reason of a Coordination of Benefits provision in the Plan's Member Services Agreement or by any right of subrogation, Preferred Life shall only indemnify the Plan in respect of any excess beyond the amount of COB or subrogation amounts received or applied currently or in the future as reductions in its liability.

     E. Preferred Life shall not reimburse the Plan for amounts incurred for skilled nursing or rehabilitive services (including, but not limited to treatments for motor function or mobility, physical therapy or psychotherapies), unless such services are provided concurrent with and incidental to Acute Care Services.

     F. Preferred Life shall not be liable to the Plan, and the Plan shall hold harmless and indemnify Preferred Life, for any of the following:

          1. Professional liability or liability for any act or omission, tortious or otherwise, in connection with any services rendered to any person or group of persons by the Plan or any group, entity, or person employed by or affiliated in any manner with the Plan;

          2. Expenses or losses for which the Plan has released any persons or entity from its legal liability;

          3. Liabilities which are non-pecuniary in nature (not having a monetary value);

          4. Liabilities, expenses, or losses which are based upon any noncompliance or violation of any Federal or State statute, rule, or regulation by the Plan;

          5. Additional expenses or losses resulting from those services which are billed in excess of the usual and customary charges for the locality where same were administered;

          6. Losses which are paid or payable to Plan Members who are enrolled in Part A and/or Part B of Title XVIII of the Social Security Act of 1965 and any Amendments to it;

          7. Any expenses to the extent the Plan receives a reduction in charges because of a Coordination of Benefits provision in the Plan's Membership Service Agreements or any right of subrogation;

                                  ARTICLE VIII

                                  (Continued)


          8.   Any liability due to war or act of war;

          9.   Any  liability  for  replacement  of  equipment,   furniture,  or
               supplies which are not Eligible Hospital Services.

                                   ARTICLE IX

                    Effective Date, Duration and Termination

     A. This Reinsurance Agreement shall become effective on the date set forth in Article II.

     B. This Reinsurance Agreement shall continue in effect from the Effective Date until it is terminated.

     C.   This   Reinsurance   Agreement  shall   automatically   terminate  for
          non-payment of premium by the Plan as set forth in Article III.

     D. This Reinsurance Agreement shall automatically terminate on the date of Preferred Life's insolvency or cessation of operations or on the date of the Plan's insolvency or cessation of operations.

     E. This Reinsurance Agreement can be terminated in accordance with paragraph A. of Article X.

     F. Termination of this Reinsurance Agreement shall not terminate the rights or liabilities of either the Plan or Preferred Life arising during any period when this Reinsurance Agreement was in force, provided that nothing herein shall be construed to extend Preferred Life's liability for reimbursements under this Reinsurance Agreement for any Loss paid by the Plan which was incurred on or after the date of termination of this Reinsurance Agreement.

     G. The Plan and Preferred Life shall each have the right to terminate this Reinsurance Agreement by giving the other party, and the State of Connecticut Health and Insurance Departments, written notice of such intention to terminate at least thirty-one (31) days prior to the end of any Contract Year.

                                    ARTICLE X

                               General Provisions

     A. It is understood and agreed that if at any time while this Reinsurance Agreement is in effect the Plan should:

          1.   Acquire  the  assets  and   liabilities  of  any  other  company,
               corporation, or foundation; or

          2. Be acquired, come under control of or be merged with any other company, corporation, or foundation;

          Preferred Life shall, at its option, have the right to charge an additional premium to the Plan, or terminate this Reinsurance Agreement by giving written notice by certified mail which shall set forth the date and time of such termination, but not sooner than thirty-one (31) days after the date of receipt of such notice.

     B. The Plan shall give Preferred Life written notice in the event that any of A. above should occur as soon as Plan is aware that such event will occur.

     C. This Reinsurance Agreement may be altered or amended at any time by mutual consent of the Plan and Preferred Life either by written
          Amendment or by correspondence signed by officers of the Plan and Preferred Life. Any such Amendments or correspondence shall be binding upon the Plan and Preferred Life and deemed to be an integral part of this Reinsurance Agreement. Amendments are subject to approval by the State of Connecticut Health and Insurance Departments prior to effectuation.

     D. This Reinsurance Agreement shall not be assignable without the express written consent of the other party.

     E. Nothing in this Reinsurance Agreement shall create any right or legal contractual relationship between Preferred Life and any Member under a Member Services Agreement identified in Article I of this Reinsurance Agreement.

     F. The Plan is solely responsible for all services to Members, for all liabilities to Members, and for payment of all claims of Members. Preferred Life shall not have any responsibility or obligation to provide any service or payment to any Member, directly or indirectly. The Reinsurance Coverage provided herein is payable solely to the Plan.

     G. If any payment is made by Preferred Life under this Reinsurance Agreement, Preferred Life shall be subrogated to all the Plan's rights to recover such payment against any Member, person or organization, and the Plan shall execute and deliver instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by the Plan, net of attorney's fees charged to the Plan, shall be paid to Preferred Life to the extent of payment made under this Reinsurance Agreement.

                                   ARTICLE X

                                  (Continued)

     H. This Reinsurance Agreement, including Endorsements and attached papers, if any, constitutes the entire contract of reinsurance. No change in this Reinsurance Agreement shall be valid until approved by an executive officer of Preferred Life and unless such approval be endorsed hereon or attached hereto. No agent has authority to change this Reinsurance Agreement or to waive any of its provisions.

     I. Plan agrees to give Preferred Life written notice of any change in Chief Operating Management, any fundamental change in the Management Service Contract, or any change in majority ownership of the Plan

     J. As of November 1, 1996, all the promises, terms and conditions of this Reinsurance Agreement will supersede those of Reinsurance Agreement Policy Number 17055-042, dated June 1, 1996 through October 1, 1996, and Reinsurance Coverage will be deemed continuous.

IN WITNESS WHEREOF, the Plan and Preferred Life have, by their respective officers, executed and delivered this Reinsurance Agreement in duplicate effective from the date set out in Article II hereof.


                                   WELLCARE OF CONNECTICUT, INC.

Dated:                             By:  /s/ Joseph R. Papa
      ----------------------          --------------------------

Attest:  /s/ Edward J. Halas       Title:
       ---------------------             -----------------------


                                   PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Dated:  14 Sept 1998               By:  /s/ Edward J. Bonach
      ----------------------          -------------------------

Attest:                            Title:  Director
       ---------------------             ----------------------

                                ENDORSEMENT NO. 1

Endorsement between Preferred Life Insurance Company of New York (hereinafter referred to as "Preferred Life") and Wellcare of Connecticut, Inc. (hereinafter referred to as "Plan") Policy No. 17055-042.

The following provision is hereby made a part of the Reinsurance Agreement between Preferred Life and Plan, in order to protect Members when they no longer can receive benefits from the Plan or its Receiver because of insolvency of the Plan. This Endorsement does not provide any benefit for creditors, owners, or the Receiver of the Plan, although payment of Plan benefits under Sections 1. and 2. below may be to the Receiver for transfer to appropriate provider payees. As used herein, the term "Receiver" includes a court or state appointed supervisor, receiver, or rehabilitator.

Continuation of Benefits Provision:

The reinsurance liability of Preferred Life under the Reinsurance Agreement shall terminate according to its terms. However, upon the date the Plan is insolvent as defined in Article VII of the Reinsurance Agreement, Preferred Life will provide limited continuation of benefits for Members as described below. There is no liability of Preferred Life under this Endorsement prior to the date all conditions of insolvency in Article VII have been met, including the condition that operations cease.

     1. Preferred Life will continue Plan benefits for Members who are confined in an Acute Care hospital on the date Preferred Life becomes liable for continuation of benefits, beginning on such date and continuing until their discharge;

     2. Added to the style sheet 9/7/95. This language was approved by HCFA on 8/3/95 and has been reviewed by the New York DOI via Preferred Care. The insolvency language on Preferred and Allianz paper is now consistent. jvh.. Preferred Life will continue Plan benefits for Members who are confined in other inpatient facilities on the date Preferred Life becomes liable for continuation of benefits, beginning on such date, not exceeding the benefits which would be provided under the Plan's Member Services Agreement, or one hundred twenty (120) days, whichever is less. Other inpatient facilities means skilled nursing facilities and rehabilitation facilities if such care is rendered concurrent with and incidental to Acute Care Services;

     3. Coverage is contingent on payment of premium. Preferred Life will continue Plan benefits for any Member beginning on the date Preferred Life becomes liable for continuation of benefits until the end of the contract period for which premium has been paid to the Plan by that Member, not including any Plan benefits which are the contractual obligation of a hospital or health care provider to the Member for such period;

     4. This provision has never been in the style sheet, but was added 4/21/95 per the request of the New York DOI. jvh. Preferred Life conversion coverage will be made available to all Members for a period of thirty-one (31) days, without evidence of insurability. The conversion coverage will be that which is customarily issued by Preferred Life at the then current rates and of the type available for conversion.

     5. Added to the style sheet 9/7/95. This language has been approved by HCFA and has also been reviewed by the New York DOI via Preferred Care. The Allianz and Preferred insolvency endorsements are now consistent.. Any Title XVIII Medicare enrollees who are under an "at risk" contract with the Health Care Financing Administration shall not be covered under this Endorsement once the enrollee is eligible for coverage under other Title XVIII provisions or any other federal program, except as noted below:

          a. Preferred Life will continue Plan benefits for any Title XVIII Medicare enrollees beginning on the date Preferred Life becomes liable for continuation of benefits until the end of the Contract Period for which premium has been paid to the Plan by the Health Care Financing Administration, not including any Plan benefits which are the contractual obligation of a hospital or health care provider to the Member for such period.

                               ENDORSEMENT NO. 1

                                  (Continued)

Except as herein stated, all terms and conditions of the Reinsurance Agreement remain unchanged.

The Effective Date of this Endorsement is November 1, 1996.


                                   WELLCARE OF CONNECTICUT, INC.

Dated:                             By:  /s/ Joseph R. Papa
      ----------------------          --------------------------

                                   Title:
                                         -----------------------


                                   PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Dated:  14 Sept 1998               By:  /s/ Edward J. Bonach
      ----------------------          -------------------------

                                   Title:  Director
                                         ----------------------

                                ENDORSEMENT NO. 2

Endorsement between Preferred Life Insurance Company of New York (hereinafter referred to as "Preferred Life") and Wellcare of Connecticut, Inc. (hereinafter referred to as "Plan") Policy No. 17055-042.

The following provision is hereby made a part of the Reinsurance Agreement between Preferred Life and Plan.

                        Out of Area Conversion Provision

               In the event that a Plan Member moves outside the Service Area of the Plan, such Member, without evidence of insurability, shall have the right of conversion for a period of thirty-one (31) days. The Conversion Coverage will be that which is customarily issued by Preferred Life at the then current rates and of the type available for conversion.

Except as herein stated, all terms and conditions of the Reinsurance Agreement remain unchanged. The Effective Date of this Endorsement is November 1, 1996.


                                   WELLCARE OF CONNECTICUT, INC.

Dated:                             By:  /s/ Joseph R. Papa
      ----------------------          --------------------------

                                   Title:
                                         -----------------------


                                   PREFERRED LIFE INSURANCE COMPANY OF NEW YORK

Dated:  14 Sept 1998               By:  /s/ Edward J. Bonach
      ----------------------          -------------------------

                                   Title:  Director
                                         ----------------------